Exhibit 10.1

Execution Version

EMPLOYEE MATTERS AGREEMENT
THIS EMPLOYEE MATTERS AGREEMENT, dated as of November 30, 2013, is entered into by and between Ingersoll-Rand plc (“IR”), and Allegion plc (“Allegion”). IR and Allegion are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, IR has determined that it would be appropriate, desirable and in the best interests of IR and the shareholders of IR to separate the Allegion Business from IR;
WHEREAS, IR and Allegion have entered into the Separation and Distribution Agreement, dated as of November 30, 2013 (the “Distribution Agreement”), in connection with the separation of the Allegion Business from IR (the “Transaction”) and the Distribution of Allegion Ordinary Shares to shareholders of IR;
WHEREAS, the Distribution Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Allegion and its subsidiaries from IR; and
WHEREAS, to ensure an orderly transition under the Distribution Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Distribution Agreement.
“Adjusted Exercisable IR Award” has the meaning set forth in Section 4.2(a)(i).
“Adjusted Exercisable IR Award Spread Value Allocation” means an amount equal to (X) multiplied by ((Y) divided by (Z)), where (X) equals the Exercisable IR Award Spread Value, (Y) equals the IR Post-Distribution Share Value, and (Z) equals the sum of (a) (the Allegion Post-Distribution Share Value multiplied by the Distribution Ratio), plus (b) the IR Post-Distribution Share Value.
“Adjusted Unexercisable IR Award” has the meaning set forth in Section 4.2(a)(ii)(A).

“Affiliate” has the meaning set forth in the Distribution Agreement.
“Agreement” means this Employee Matters Agreement, together with all schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 15.9.
“Allegion” has the meaning set forth in the preamble to this Agreement.
“Allegion Actuary” means an independent actuary selected by Allegion.
“Allegion Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the Allegion Group following the Effective Time.
“Allegion Business” has the meaning set forth in the Distribution Agreement.
“Allegion Canada DC Pension Plan” has the meaning set forth in Section 14.5.
“Allegion Deferred Compensation Plan Beneficiary” has the meaning set forth in Section 8.1(a).
“Allegion Deferred Compensation Plans” has the meaning set forth in Section 8.1(a).
“Allegion Entity” means any member of the Allegion Group, including any Transferred Group Entity.
“Allegion Equity Plan” means the plan adopted by Allegion prior to the Effective Time under which the Allegion equity-based awards described in Article IV shall be issued.
“Allegion Exercisable Award” has the meaning set forth in Section 4.2(a)(i).
“Allegion Exercisable Award Spread Value Allocation” means an amount equal to (X) multiplied by ((Y) divided by (Z)), where (X) equals the Exercisable IR Award Spread Value, (Y) equals Allegion Post-Distribution Share Value multiplied by the Distribution Ratio, and (Z) equals the sum of (a) (the Allegion Post-Distribution Share Value multiplied by the Distribution Ratio) plus (b) the IR Post-Distribution Share Value.
“Allegion FSA” has the meaning set forth in Section 9.3(b).
“Allegion Group” shall have the same meaning as the term “Allegion Group” in the Distribution Agreement.
“Allegion Group Employee” means any individual who primarily provides services for the benefit of a member of the Allegion Group, including a Transferred Group Entity, immediately prior to the Effective Time. Schedule A attached hereto provides a non-exhaustive list of Allegion Group Employees, which may be updated from time to time.
“Allegion HRA” has the meaning set forth in Section 9.2(d).

“Allegion Notional Shares” has the meaning set forth in Section 4.5(b).
“Allegion Ordinary Share Unit Fund” means an investment fund in the Schlage Lock, Company LLC 401(k) Plan or the IR Savings Plan, as applicable, that holds units of Allegion Ordinary Shares and cash.
“Allegion Ordinary Shares” means the ordinary shares, par value $0.01 per share, of Allegion.
“Allegion Pension Plan Participants” has the meaning set forth in Section 14.1.
“Allegion Post-Distribution Share Value” means the opening price per share of Allegion Ordinary Shares trading on the NYSE during Regular Trading Hours on the first Trading Day following the Effective Time.
“Allegion Ratio” means the quotient obtained by dividing the Allegion Post-Distribution Share Value by the IR Pre-Distribution Share Value.
“Allegion RSUs” has the meaning set forth in Section 4.3(b).
“Allegion Severance Arrangements” shall have the meaning set forth in Section 12.2.
“Allegion Severance Plan Adoption Date” shall have the meaning set forth in Section 12.1.
“Allegion Spin-Off Protection Plan” has the meaning set forth in Section 12.1.
“Allegion UK Pension Plan” has the meaning set forth in Section 14.1.
“Allegion Unexercisable Award” has the meaning set forth in Section 4.2(a)(ii)(B).
“Allegion Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the Allegion Group immediately after the Effective Time.
“Allegion Welfare Plan Implementation Date” has the meaning set forth in Section 9.1.
“Allegion Welfare Plan Participants” has the meaning set forth in Section 9.1.
“Assets” has the meaning set forth in the Distribution Agreement.
“Benefit Management Records” has the meaning set forth in Section 3.3(b).
“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any eligible family member, dependent, or beneficiary of any such Employee, including pension plans (qualified and nonqualified), thrift plans, deferred compensation plans (qualified and nonqualified), supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, medical, retiree medical, dental, vision, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays of IR or Allegion, as applicable.
“Business Days” means any day other than a Saturday or Sunday or a day on which banking institutions in Davidson, North Carolina are authorized or requested by Law to close.
“Canadian DC Pension Plan” has the meaning set forth in Section 14.4.
“Canadian Pension Plan Assignee” has the meaning set forth in Section 14.4.
“Canadian Pension Plan Member” means an Employee of a Transferred Group Entity in Canada who has an entitlement to a defined contribution account balance under the Canadian DC Pension Plan as of the Effective Time.
“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury.
“Collective Bargaining Agreements” shall have the meaning set forth in Section 3.1(h).
“Distribution” has the meaning set forth in the Distribution Agreement.
“Distribution Agreement” has the meaning set forth in the recitals to this Agreement.
“Distribution Date” has the meaning set forth in the Distribution Agreement.
“Distribution Ratio” shall be the ratio of 1 Allegion Ordinary Shares for every 3 shares of IR Ordinary Shares.
“Effective Time” means the effective time of the Distribution.
“Employee” means any IR Group Employee, Former IR Group Employee, Allegion Group Employee or Former Allegion Group Employee.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Estimated Pension Plan Transfer Amount” shall have the meaning set forth in Section 6.2(b)(ii).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercisable IR Award” has the meaning set forth in Section 4.2(a)(i).

“Exercisable IR Award Spread Value” means, with respect to any Exercisable IR Award, an amount equal to the number of IR Ordinary Shares subject to such Exercisable IR Award immediately prior to the Effective Time multiplied by the difference between (i) the IR Pre-Distribution Share Value and (ii) the exercise price of such Exercisable IR Award immediately prior to the Effective Time.
“FICA” has the meaning set forth in Section 3.1(f).
“Final Pension Plan Transfer Amount” shall have the meaning set forth in Section 6.2(b)(iv).
“Final Transfer Date” shall have the meaning set forth in Section 6.2(b)(v).
“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.
“Former Allegion Group Employees” means all former employees of the IR Group who (i) primarily provided services for the benefit of the Allegion Business at the time their employment terminated or (ii) at the time of termination of employment, primarily provided services for a business for which any Liability, including Liabilities associated with Employees, is reflected on the Allegion Balance Sheet or Allegion is otherwise responsible for pursuant to the Distribution Agreement. Schedule B attached hereto provides a non-exhaustive list of Former Allegion Group Employees, which may be updated from time to time.
“Former IR Group Employee” means all former employees of the IR Group who have an employment end date on or before the Effective Time, excluding all Allegion Group Employees and Former Allegion Group Employees.
“FSA Participation Period” has the meaning set forth in Section 9.3(b)(i).
“FUTA” has the meaning set forth in Section 3.1(f).
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.
“HRA” shall have the meaning set forth in Section 9.2(a)(i).
“Hussmann Group” has the meaning set forth in Section 14.1.
“Initial Transfer Amount” shall have the meaning set forth in Section 6.2(b)(iii).
“IR” has the meaning set forth in the preamble to this Agreement.
“IR Actuary” means an independent actuary selected by IR.

“IR Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the IR Group immediately prior to the Effective Time, excluding any such Benefit Plan that becomes an Allegion Benefit Plan.
“IR Bonus Plans” shall have the meaning set forth in Section 5.1.
“IR Deferred Compensation Plans” means, collectively, the IR Executive Deferred Compensation Plan, the IR Executive Deferred Compensation Plan II, the IR-plc Director Deferred Compensation and Stock Award Plan, the IR-plc Director Deferred Compensation and Stock Award Plan II, the Ingersoll-Rand Company Supplemental Employee Savings Plan, the Ingersoll-Rand Company Supplemental Employee Savings Plan II, the Trane Inc. Deferred Compensation Plan, the Trane Inc. Supplemental Savings Plan, the Ingersoll-Rand Company Supplemental Savings Plan, the Ingersoll-Rand Company Supplemental Savings Plan II, the Management Incentive Unit Plan of Ingersoll-Rand Company, the Ingersoll-Rand Company Elected Officers Supplemental Program, the Ingersoll-Rand Company Key Management Supplemental Program, the Ingersoll-Rand Company Supplemental Pension Plan and the Ingersoll-Rand Company Supplemental Pension Plan II.
“IR Director” means any individual who is or was previously a non-employee member of the board of directors of IR.
“IR Entity” means any member of the IR Group.
“IR Equity Plan” means any equity incentive plan sponsored or maintained by IR immediately prior to the Effective Date.
“IR Group” has the meaning set forth in the Distribution Agreement.
“IR Group Employee” means any individual who is employed by a member of the IR Group immediately prior to the Effective Time, excluding any Allegion Group Employee.
“IR HRA Participation Period” has the meaning set forth in Section 9.2(d)(i).
“IR Major Restructuring Severance Plan” means the IR Major Restructuring Severance Plan, effective as of December 10, 2012.
“IR Notional Shares” means any notional, phantom or similar interests that settle in IR Ordinary Shares or in cash based upon the value of IR Ordinary Shares that have been awarded under, or otherwise notionally held pursuant to the terms of, any of the IR Deferred Compensation Plans.
“IR Options” means options to purchase IR Ordinary Shares granted pursuant to any IR Equity Plan.
“IR Ordinary Share Unit Fund” means an investment fund in the Schlage Lock Company LLC 401(k) Plan or the IR Savings Plan, as applicable, which holds IR Ordinary Share Units and cash.

“IR Ordinary Share Units” means units of IR Ordinary Shares.
“IR Ordinary Shares” means the ordinary shares, par value $1.00 per share, of IR.
“IR Pension Plan” means the Ingersoll-Rand Pension Plan Number One.
“IR Post-Distribution Share Value” means the opening price per share of IR Ordinary Shares trading on the NYSE during Regular Trading Hours on the Trading Day immediately following the Effective Time.
“IR Pre-Distribution Share Value” means the closing price per share of IR Ordinary Shares on the Distribution Date based on “regular way” trading on the NYSE during Regular Trading Hours.
“IR PSUs” means performance share awards or performance share units, as applicable, issued under any IR Equity Plan.
“IR Ratio” means the quotient obtained by dividing the IR Post-Distribution Share Value by the IR Pre-Distribution Share Value.
“IR RSUs” means restricted share units granted under any IR Equity Plan, other than those which are IR PSUs.
“IR Savings Plans” means the Ingersoll-Rand Company Employee Savings Plan and the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees.
“IR Savings Plan Beneficiaries” has the meaning set forth in Section 7.3(a).
“IR Stock Appreciation Rights” means stock appreciation rights covering IR Ordinary Shares granted pursuant to any IR Equity Plan.
“IR UK Pension Plan” has the meaning set forth in Section 14.1.
“IR Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the IR Group as of immediately prior to the Effective Time.
“IRS” means the Internal Revenue Service.
“Law” has the meaning set forth in the Distribution Agreement.
“Liabilities” has the meaning set forth in the Distribution Agreement.
“NYSE” means the New York Stock Exchange.
“Parent Pension Plans” has the meaning set forth in Section 6.1.
“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Distribution Agreement.
“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.
“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending at 4:00 P.M. New York City time.
“Revised Pension Plan Transfer Amount” shall have the meaning set forth in Section 6.2(b)(iv).
“Schlage Lock Company LLC 401(k) Plans” has the meaning set forth in Section 7.1.
“Schlage Lock Company LLC 401(k) Plan Beneficiaries” has the meaning set forth in Section 7.2.
“Schlage Lock Company LLC Pension Plan” shall have the meaning set forth in Section 6.1.
“Schlage Lock Company LLC Pension Plan Participants” shall have the meaning set forth in Section 6.1.
“Subsidiary” has the meaning set forth in the Distribution Agreement.
“Tax” has the meaning set forth in the Tax Matters Agreement.
“Tax Matters Agreement” means the Tax Matters Agreement, dated as of November 30, 2013 by and among IR and Allegion.
“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in IR Ordinary Shares or Allegion Ordinary Shares are permitted on the NYSE.
“Transaction” has the meaning set forth in the recitals to this Agreement.
“Transferred Group Adoption Date” means the applicable date prior to the Effective Time on which IR and/or Allegion determine to have any or all of the Allegion Benefit Plans adopted by a Transferred Group Entity.
“Transferred Group Entity” means each IR Entity that will become an Allegion Entity as of the Effective Time.
“Transition Services Agreement” has the meaning set forth in the Distribution Agreement.
“True-Up Amount” has the meaning set forth in Section 6.2(b)(v).

“Unexercisable IR Award” has the meaning set forth in Section 4.2(a)(ii)(A).
“U.S.” means the United States of America.
“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.
“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, wellness, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits of IR or Allegion, as applicable.
Section 1.2.    Interpretation. In this Agreement, unless the context clearly indicates otherwise:
(a)    words used in the singular include the plural and words used in the plural include the singular;
(b)    if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;
(c)    reference to any gender includes the other gender and the neuter;
(d)    the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;
(e)    the words “shall” and “will” are used interchangeably and have the same meaning;
(f)    the word “or” shall have the inclusive meaning represented by the phrase “and/or”;
(g)    relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;
(h)    all references to a specific time of day in this Agreement shall be based upon Eastern Standard Time or Eastern Daylight Saving Time, as applicable, on the date in question;
(i)    whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j)    accounting terms used herein shall have the meanings historically ascribed to them by IR and its Subsidiaries, including Allegion for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;
(k)    reference to any Article, Section or schedule means such Article or Section of, or such schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;
(l)    the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;
(m)    the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to, or otherwise assist in, the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;
(n)    reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;
(o)    reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;
(p)    references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;
(q)    if there is any conflict between the provisions of the main body of this Agreement and the schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such schedule;
(r)    unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;
(s)    the titles to Articles and headings of Sections contained in this Agreement, in any schedule and Exhibit and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(t)    any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.
ARTICLE II
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES
Section 2.1.    General Principles. It is the intention of IR and Allegion that all employment-related Liabilities associated with Allegion Group Employees and Former Allegion Group Employees, whether prior to, on or after the Effective Time, are to be assumed by Allegion, except as otherwise specifically set forth herein. Each member of the IR Group and each member of the Allegion Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the IR Benefit Plans by all Allegion Group Employees and Former Allegion Group Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of the Effective Time).
(a)    Except as otherwise provided in this Agreement, effective as of the Effective Time, one or more members of the Allegion Group (as determined by Allegion) shall assume, or continue the sponsorship of, and no member of the IR Group shall have any further Liability with respect to, or under, and Allegion shall indemnify each member of the IR Group, and the officers, directors, and employees of each member of the IR Group, and hold them harmless with respect to any and all:
(i)    individual agreements entered into between any member of the IR Group and any Allegion Group Employee or Former Allegion Group Employee;
(ii)    agreements entered into between any member of the IR Group and any individual who is an independent contractor, or leasing organization, providing services primarily for the business activities of the Allegion Group;
(iii)    Collective Bargaining Agreements, collective agreements, trade union or works council agreements entered into between any member of the IR Group and any union, works council or other body representing only Allegion Group Employees;
(iv)    wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Allegion Group Employees or Former Allegion Group Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;
(v)    moving expenses and obligations including those related to taxes (foreign and home), relocation, repatriation, international assignments, transfers or similar items incurred by or owed to any Allegion Group Employees or Former Allegion Group Employees that have not been paid prior to the Effective Time;
(vi)    immigration-related, visa, work application or similar rights, obligations and Liabilities related to any Allegion Group Employees or Former Allegion Group Employees;
(vii)    Liabilities under any Allegion Benefit Plan; and
(viii)    Liabilities and obligations whatsoever with respect to claims made by, or with respect to any Allegion Group Employees or Former Allegion Group Employees, in connection with any IR Benefit Plan or IR Deferred Compensation Plan, including but not limited to, such Liabilities relating to actions or omissions of or by any member of the Allegion Group or any officer, director, employee or agent thereof on or prior to the Effective Time.
(b)    Except as otherwise provided in this Agreement, effective as of the Effective Time, no member of the Allegion Group shall have any further Liability for, and IR shall indemnify each member of the Allegion Group, and the officers, directors, and employees of each member of the Allegion Group, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any IR Group Employees or Former IR Group Employees in connection with any IR Benefit Plan (other than with respect to Liabilities relating to Allegion Group Employees or Former Allegion Group Employees), including such Liabilities relating to actions or omissions of or by any member of the IR Group or any officer, director, employee or agent thereof prior to, on or after the Effective Time.
Section 2.2.    Service Credit.
(a)    Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the Allegion Benefit Plans shall, and Allegion shall cause each member of the Allegion Group to, recognize each Allegion Group Employee’s full service history with the IR Group for purposes of eligibility, vesting, determination of level of benefits and, to the extent applicable and subject to Section 2.4, benefit accruals under any Allegion Benefit Plan for such Allegion Group Employee’s service with any member of the IR Group on or prior to the Effective Time to the same extent such service would be credited under the IR Benefit Plans, as applicable. Notwithstanding anything to the contrary, in connection with any Employee’s break in service, any determination as to service credit shall be made under and in accordance with the applicable Allegion Benefit Plan document, the terms of which shall control in the case of any conflict with this Section 2.2.
(b)    Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records reasonably available to the first Party to document such service, plan participation and membership of such Employees and reasonably cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.
Section 2.3.    Plan Administration.
(a)    Transition Services. The Parties acknowledge that the IR Group or the Allegion Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.
(b)    Participant Elections and Beneficiary Designations. Prior to the Effective Time, each participant in an Allegion Benefit Plan shall execute such elections and beneficiary designations as are promulgated by the administrator of each Allegion Benefit Plan. Notwithstanding the foregoing, if and to the extent an Allegion Benefit Plan participant has failed to execute and file an updated election and/or designation, the participant elections and beneficiary designations made under any corresponding IR Benefit Plan prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to Allegion Benefit Plans in accordance with this Agreement shall continue in effect under the applicable Allegion Benefit Plan, including deferral, investment and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, in each case, to the extent allowed by applicable Law.
Section 2.4.    No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement or the Distribution Agreement, no participant in the Allegion Benefit Plans shall receive benefits that duplicate benefits provided by the corresponding IR Benefit Plan. Furthermore, unless expressly provided for in this Agreement or the Distribution Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting, distribution of benefits or entitlements to any compensation or Benefit Plan on the part of any IR Group Employee, Former IR Group Employee, Allegion Group Employee or Former Allegion Group Employee.
Section 2.5.    No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by IR and Allegion, as required by applicable Law, or as explicitly set forth in an Allegion Benefit Plan, an Allegion Group Employee shall be entitled to participate in the Allegion Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding IR Benefit Plan as in effect immediately prior to the Effective Time, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of Allegion Group Employees participating or the participation rights therein that they had prior to the Effective Time.
Section 2.6.    Special Provisions. Notwithstanding any other provision in this Agreement to the contrary, the Senior Vice President – Human Resources and Communications of IR and the Vice President, Total Rewards of IR shall have the discretion, power and authority to adopt and implement special provisions, rules or procedures applicable to the employment, compensation and benefit arrangements of one or more individuals as are deemed equitable, necessary or advisable to give effect to the intentions of this Agreement, including without limitation, special provisions relating to (i) different equitable adjustments than as set forth in Article IV, in the case of a grantee who has outstanding equity-based awards granted under any IR Equity Plan or IR Deferred Compensation Plan, where such grantee’s circumstances warrant a different treatment (including, but not limited to, grantees in jurisdictions outside of the U.S.) to the extent that such Senior Vice President – Human Resources of IR and the Vice President, Total Rewards of IR deem such different treatment to be equitable, necessary or advisable, based on the advice of counsel; (ii) the good faith determination of the employer or former employer, as applicable, of each Employee; (iii) errors in the timing of employment transfers; (iv) issues pertaining to immigration Law requirements; and (v) any other decisions regarding the employment, compensation and benefit arrangements of one or more individuals as are deemed equitable, necessary or advisable that are not otherwise contemplated by this Agreement.
ARTICLE III
ASSIGNMENT OF EMPLOYEES
Section 3.1.    Active Employees.
(a)    Allegion Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately preceding the Effective Time, the employment of each Allegion Group Employee shall be continued by a member of the Allegion Group or shall be assigned and transferred to a member of the Allegion Group (in each case, with such member as determined by Allegion). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers and comply with Section 5.1 of the Distribution Agreement (No Solicit; No Hire).
(b)    IR Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately preceding the Effective Time, the employment of each IR Group Employee shall be continued by a member of the IR Group or shall be assigned and transferred to a member of the IR Group (in each case as determined by IR). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers and comply with Section 5.1 of the Distribution Agreement (No Solicit; No Hire).
(c)    At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the IR Group or any member of the Allegion Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Effective Time (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.
(d)    Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 shall not be deemed a severance of employment of any Employee for purposes of this Agreement or any Benefit Plan of any member of the IR Group or any member of the Allegion Group.
(e)    Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any IR Benefit Plan, Allegion Benefit Plan, IR Equity Plan or Allegion Equity Plan.
(f)    Payroll and Related Taxes. With respect to the portion of the tax year occurring prior to the day immediately following the Effective Time, IR will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all Allegion Group Employees for such period. With respect to the remaining portion of such tax year, Allegion will (i) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding Allegion Group Employees and (ii) furnish a Form W-2 or similar earnings statement to all Allegion Group Employees. Following the Effective Time, IR will provide payroll obligations, tax withholding and reporting obligations in accordance with the terms of the Transition Services Agreement. With respect to each Allegion Group Employee, IR and Allegion shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (a) treat Allegion (or the applicable Allegion Entity) as a “successor employer” and IR (or the applicable IR Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of Taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”) and (b) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W-2 or similar earnings statements to each such Allegion Group Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53. Except to the extent otherwise administratively practicable, the collection of payroll taxes under FICA and FUTA will restart upon or following the Effective Time with respect to each Allegion Group Employee for the tax year during which the Effective Time occurs.
(g)    Employment and Severance Arrangements; Expatriate Obligations. Allegion will assume and honor, or will cause an Allegion Entity to assume and honor, and as otherwise required by applicable Law, any agreements to which any Allegion Group Employee is party with either any IR Entity or any joint venture with an IR Entity, including any (i) employment contract, (ii) retention or severance arrangement (including any obligations arising under the IR Major Restructuring Severance Plan (pursuant to Section 12.1 hereof) but excluding any individual change in control agreement with an IR Entity prior to the Effective Time) or (iii) expatriate (including any international assignee) contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of Taxes and living standards in the host country).

(h)    Collective Bargaining Agreements. Schedule 3.1(h) sets forth a list of collective bargaining and/or works council agreements relating to the Allegion Group Employees in effect on the date of this Agreement (the “Collective Bargaining Agreements”). Prior to the Effective Time, IR and Allegion will take or cause to be taken any actions necessary to cause an Allegion Entity to assume the Collective Bargaining Agreements to the maximum extent permitted by applicable Law. Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations owed to the Employees covered by any such agreement.
Section 3.2.    Employment Law Obligations.
(a)    WARN. After the Effective Time, (i) IR shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any IR Group Employee and (ii) Allegion shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Allegion Group Employee.
(b)    Compliance with Employment Laws. On and after the Effective Time, (i) each member of the IR Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of IR Group Employees and the treatment of any applicable Former IR Group Employees in respect of their former employment, and (ii) each member of the Allegion Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Allegion Group Employees and the treatment of any Former Allegion Group Employees in respect of their former employment.
Section 3.3.    Employee Records.
(a)    Sharing of Information. Subject to any limitations imposed by applicable Law, IR and Allegion (acting directly or through members of the IR Group or the Allegion Group, respectively) shall provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.
(b)    Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law, as of the Effective Time or as soon as administratively practicable thereafter, IR shall transfer and assign to Allegion all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable Allegion Benefit Plan and all absence management records, Family and Medical Leave Act records, insurance beneficiary designations, flexible spending account enrollment confirmations, attendance, and return to work information relating to Allegion Group Employees and Former Allegion Group Employees who

participate in Allegion Benefit Plans (“Benefit Management Records”). Subject to any limitations imposed by applicable Law, IR, however, may retain originals of, copies of, or access to personnel records, immigration records, payroll forms and Benefit Management Records as long as necessary to provide services to Allegion (acting on its behalf pursuant to the Transition Services Agreement between the Parties entered into as of the date of this Agreement). Immigration records will, if and as appropriate, become a part of Allegion’s public access file. Allegion will use personnel records, payroll forms and Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Effective Time, IR records so transferred and assigned may be maintained by Allegion (acting directly or through one of its Subsidiaries) pursuant to Allegion’s applicable records retention policy.
(c)    Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts or the Ingersoll-Rand Data Protection and Privacy Policy, reasonable access to Employee-related records after the Effective Time will be provided to members of the IR Group and members of the Allegion Group pursuant to the terms and conditions of Section 7.3 of the Distribution Agreement. In addition, notwithstanding anything to the contrary, Allegion shall provide IR with reasonable access to those records necessary for its administration of any Benefit Plans or programs, or employment and compensation matters, on behalf of IR Group Employees and Former IR Group Employees after the Effective Time as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts or the Ingersoll-Rand Data Protection and Privacy Policy. IR shall also be permitted to retain copies of all restrictive covenant agreements with any Allegion Group Employee in which any member of the IR Group has a valid business interest. In addition, IR shall provide Allegion with reasonable access to those records necessary for its administration of any Benefit Plans or programs, or employment and compensation matters, on behalf of Allegion Group Employees or Former Allegion Group Employees after the Effective Time as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Allegion shall also be permitted to retain copies of all restrictive covenant agreements with any IR Group Employee or Former IR Group Employee in which any member of the Allegion Group has a valid business interest.
(d)    Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, IR and Allegion shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.
(e)    Confidentiality. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Distribution Agreement and any other applicable agreement and applicable Law, and the provisions of this Section 3.3 shall be in addition to, and not in derogation of, the provisions of the Distribution Agreement governing confidential information, including Section 7.6 of the Distribution Agreement.
(f)    Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain, and maintain data and records that are necessary or appropriate to further the purposes of this Section 3.3 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 3.3. No Party shall charge another Party a fee for such cooperation.
(g)    Labor Relations. To the extent required by applicable law or any agreement with a labor union, works council or similar employee organization, Allegion shall provide notice, engage in consultation and take any similar action which may be required on its part in connection with the Distribution and shall fully indemnify IR against any Liabilities arising from its failure to comply with such requirements.
ARTICLE IV
EQUITY AND EQUITY-BASED COMPENSATION
Section 4.1.    General Principles.
(a)    IR and Allegion shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, to the extent practicable, providing written notice or similar communication to each Employee who holds one or more awards granted under any IR Equity Plan or IR Deferred Compensation Plan informing such Employee of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under any IR Equity Plan or IR Deferred Compensation Plan during which time awards may not be exercised or settled, as the case may be.
(b)    Following the Effective Time, a grantee who has outstanding equity-based awards under one or more of the IR Equity Plans or IR Deferred Compensation Plans and/or replacement equity-based awards under the Allegion Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Effective Time for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award; provided, that this Section 4.1(b) shall not govern adjustments made to the IR PSUs under Section 4.4 hereof.
(c)    No award described in this Article IV, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(d)    The adjustment or conversion of IR Options, IR Stock Appreciation Rights, IR RSUs, IR PSUs and IR Notional Shares shall be effected in a manner that is intended to avoid the imposition of any accelerated, additional, penalty or other Taxes on the holders thereof pursuant to Section 409A of the Code.
(e)    For reference purposes only, sample calculations showing adjustments as contemplated by Section 4.2 through Section 4.5 are attached hereto as Exhibit A.
Section 4.2.    Stock Options and Stock Appreciation Rights.
(a)    Treatment of Stock Options and Stock Appreciation Rights.
(i)    Vested and Exercisable IR Options and IR Stock Appreciation Rights. Each IR Option or IR Stock Appreciation Right that is vested and exercisable by its terms immediately prior to the Effective Time (each an “Exercisable IR Award”), regardless of who holds such Exercisable IR Award, shall be deemed bifurcated into two options or stock appreciation rights, as applicable, the first an “Adjusted Exercisable IR Award” and the second, an “Allegion Exercisable Award”. Each Adjusted Exercisable IR Award and each Allegion Exercisable Award shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Exercisable IR Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:
(A)    With respect to each Adjusted Exercisable IR Award:
(x) the number of IR Ordinary Shares subject to each such Adjusted Exercisable IR Award shall be equal to the number of IR Ordinary Shares subject to the corresponding Exercisable IR Award immediately prior to the Effective Time; and
(y) the per-share exercise price or base price, as applicable, of each Adjusted Exercisable IR Award shall be equal to ((A) the IR Post-Distribution Share Value) minus ((B)(i) Adjusted Exercisable IR Award Spread Value Allocation divided by (ii) the number of IR Ordinary Shares subject to the corresponding Exercisable IR Award immediately prior to the Effective Time), rounded up to the fourth decimal point.
(B)    With respect to each Allegion Exercisable Award:
(x) the number of Allegion Ordinary Shares subject to each such Allegion Exercisable Award shall be equal to the (A) number of IR Ordinary Shares subject to the corresponding Exercisable IR Award immediately prior to the Effective Time multiplied by (B) the Distribution Ratio, with any fractional share rounded down to the nearest whole share; and
(y) the per-share exercise price or base price, as applicable, of each Allegion Exercisable Award shall be equal to ((A) the Allegion Post-Distribution Share Value) minus ((B)(i) the Allegion Exercisable Award Spread Value Allocation divided by (ii) the number of Allegion Ordinary Shares subject to such Allegion Exercisable Award (as determined pursuant to clause (x) above)), rounded up to the fourth decimal point.
(ii)    Unvested and Vested but Unexercisable IR Options and IR Stock Appreciation Rights.
(A)    IR Group Employees and IR Directors. Each IR Option or IR Stock Appreciation Right that is unvested or is vested but unexercisable by its terms immediately prior to the Effective Time (an “Unexercisable IR Award”) held by an IR Group Employee, IR Director or Former IR Group Employee shall remain an option or stock appreciation right, as applicable, to purchase IR Ordinary Shares issued under the applicable IR Equity Plan (each such award, an “Adjusted Unexercisable IR Award”). Each Adjusted Unexercisable IR Award shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Unexercisable IR Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:
(x) the number of IR Ordinary Shares subject to each such Adjusted Unexercisable IR Award shall be equal to (A) the number of IR Ordinary Shares subject to the corresponding Unexercisable IR Award immediately prior to the Effective Time divided by (B) the IR Ratio, with any fractional share rounded down to the nearest whole share; and
(y) the per-share exercise price or base price, as applicable, of each such Adjusted Unexercisable IR Award shall be equal to (A) the per-share exercise price of the corresponding Unexercisable IR Award immediately prior to the Effective Time multiplied by (B) the IR Ratio, rounded up to the fourth decimal point.
(B)    Allegion Group Employees and Former Allegion Group Employees. Each Unexercisable IR Award held by an Allegion Group Employee or Former Allegion Group Employee

immediately prior to the Effective Time shall be converted as of the Effective Time into an option or stock appreciation right, as applicable, to purchase Allegion Ordinary Shares (each such award, an “Allegion Unexercisable Award”) pursuant to the terms of the Allegion Equity Plan, subject to terms and conditions from and after the Effective Time that are substantially similar to the terms and conditions applicable to the corresponding Unexercisable IR Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:
(x) the number of Allegion Ordinary Shares subject to each such Allegion Unexercisable Award shall be equal to (A) the number of IR Ordinary Shares subject to the corresponding Unexercisable IR Award immediately prior to the Effective Time divided by (B) the Allegion Ratio, with any fractional share rounded down to the nearest whole share;
(y) the per-share exercise price or base price, as applicable, of each such Allegion Unexercisable Award shall be equal to (A) the per-share exercise price of the corresponding Unexercisable IR Award immediately prior to the Effective Time multiplied by (B) the Allegion Ratio, rounded up to the fourth decimal point; and
(z) with respect to each such Allegion Unexercisable Award, “Change in Control” shall have the meaning set forth in the Allegion Equity Plan (i.e., a Change in Control of Allegion rather than IR).
Section 4.3.    Restricted Stock Units.
(a)    Treatment of IR RSUs Held by IR Group Employees and Former IR Group Employees. IR RSUs held by an IR Group Employee or a Former IR Group Employee immediately prior to the Effective Time shall be adjusted by dividing the number of IR RSUs subject to each grant by the IR Ratio. If the resulting product includes a fractional share, the number of IR RSUs shall be rounded up to the nearest whole share. The terms and conditions (including vesting terms) to which the IR RSUs are subject shall be substantially the same terms and conditions before and after the Effective Time.
(b)    Treatment of IR RSUs Held by Allegion Group Employees and Former Allegion Group Employees. IR RSUs held by an Allegion Group Employee or Former Allegion Group Employee immediately prior to the Effective Time shall be replaced with an award of a number of Allegion restricted stock units (the “Allegion RSUs”) determined by dividing the number of IR RSUs subject to each grant by the Allegion Ratio. If the resulting product includes a fractional share, the number of Allegion RSUs shall be rounded up to the nearest whole share. The Allegion RSUs shall be subject to substantially the same terms and conditions (including vesting terms) as in effect for the corresponding IR RSUs immediately prior to the Effective

Time; provided, however, with respect to each such Allegion RSU, “Change in Control” shall have the meaning set forth in the Allegion Equity Plan (i.e., a Change in Control of Allegion rather than IR).
Section 4.4.    Performance Share Units. The number of IR Ordinary Shares underlying each IR PSU held by an IR Group Employee, Former IR Group Employee, Allegion Group Employee or Former Allegion Group Employee immediately prior to the Effective Time shall be adjusted by dividing such ordinary shares by the IR Ratio, with the result rounded up to the extent it includes a fractional share; the number of such adjusted IR PSUs held by an Allegion Group Employee or Former Allegion Group Employee shall be then pro-rated based on the number of days elapsed during the applicable performance period through the date of the consummation of the Transaction and if the resulting product includes a fractional share, the number of shares underlying any IR PSU shall be rounded up to the nearest whole share. The terms and conditions to which the IR PSUs are subject shall be substantially the same terms and conditions before and after the Effective Time; provided, however, that the calculations of “Earnings Per Share” and “Total Shareholder Return” will be adjusted to appropriately reflect the Transaction in a manner described on Exhibit B attached hereto.
Section 4.5.    Notional Shares.
(a)    Treatment of IR Notional Shares Held by IR Group Employees, IR Directors and Former IR Group Employees. IR Notional Shares held by an IR Group Employee, IR Director or a Former IR Group Employee immediately prior to the Effective Time shall be adjusted by dividing the number of IR Notional Shares held by such individual by the IR Ratio. If the resulting product includes a fractional share, the number of adjusted IR Notional Shares shall be rounded up to the nearest whole share. The terms and conditions (including vesting terms) to which the IR Notional Shares are subject shall be substantially the same terms and conditions before and after the Effective Time.
(b)    Treatment of IR Notional Shares Held by Allegion Group Employees and Former Allegion Group Employees. IR Notional Shares held by an Allegion Group Employee or Former Allegion Group Employee immediately prior to the Effective Time shall be replaced with a number of Allegion notional shares (the “Allegion Notional Shares”) determined by dividing the number of IR Notional Shares held by such individual by the Allegion Ratio. If the resulting product includes a fractional share, the number of Allegion Notional Shares shall be rounded up to the nearest whole share. The Allegion Notional Shares shall be subject to substantially the same terms and conditions (including vesting terms) as in effect for the corresponding IR Notional Shares immediately prior to the Effective Time.
Section 4.6.    Section 16(b) of the Exchange Act. By approving the adoption of this Agreement, the respective Boards of Directors of each of IR and Allegion intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of IR and Allegion, and the respective Boards of Directors of IR and Allegion also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the applicable IR Equity Plan, Allegion Equity Plan and any award agreement.
Section 4.7.    Liabilities for Settlement of Awards.
(a)    Settlement of IR Options and IR Stock Appreciation Rights. IR shall be responsible for all Liabilities associated with IR Options and IR Stock Appreciation Rights exercised by an IR Group Employee or Former IR Group Employee, including any option exercise, share delivery, registration or other obligations related to the exercise of the IR Options. Settlement of IR Options and IR Stock Appreciation Rights exercised by an Allegion Group Employee or Former Allegion Group Employee shall be effected as follows: In the case of a broker-assisted cashless exercise, the award holder will instruct the award administrator, who will (in the case of an IR Option) sell the shares obtained through the exercise and who will wire the exercise price directly to IR, wire the applicable tax withholding to Allegion and wire the remaining proceeds to the brokerage account of such Allegion Group Employee or Former Allegion Group Employee. In the case of an exercise to hold shares, the award holder will instruct the award administrator and remit the exercise price to the award administrator (in the case of an IR Option), who will (in the case of an IR Option) wire the exercise price directly to IR, wire the applicable tax withholding to Allegion and credit the remaining shares to the brokerage account of such Allegion Group Employee or Former Allegion Group Employee.
(b)    Settlement of Allegion Exercisable Awards and Allegion Unexercisable Awards. Allegion shall be responsible for all Liabilities associated with Allegion Exercisable Awards and Allegion Unexercisable Awards exercised by an Allegion Group Employee or Former Allegion Group Employee, including any option exercise, share delivery, registration or other obligations related to the exercise of the Allegion Options. Settlement of Allegion Exercisable Awards exercised or held by an IR Group Employee or Former IR Group Employee shall be effected as follows: In the case of a broker-assisted cashless exercise, the award holder will instruct the award administrator, who will (in the case of an Allegion Option) sell the shares obtained through the exercise and who will wire the exercise price directly to Allegion, wire the applicable tax withholding to IR and wire the remaining proceeds to the brokerage account of such IR Group Employee or Former IR Group Employee. In the case of an exercise to hold shares, the award holder will instruct the award administrator and remit the exercise price (in the case of an Allegion Option) to the award administrator, who will (in the case of an Allegion Option) wire the exercise price directly to Allegion, wire the applicable tax withholding to IR and credit the remaining shares to the brokerage account of such IR Group Employee or Former IR Group Employee.
(c)    Settlement of Outstanding IR RSUs, IR PSUs and IR Notional Shares. IR shall be responsible for all Liabilities associated with IR RSUs, IR PSUs and IR Notional Shares, including any share delivery, registration or other obligations related to the settlement of the IR RSUs, IR PSUs and IR Notional Shares.

(d)    Settlement of Outstanding Allegion RSUs, Allegion PSUs and Allegion Notional Shares. Allegion shall be responsible for all Liabilities associated with Allegion RSUs, Allegion PSUs and Allegion Notional Shares including any share delivery, registration or other obligations related to the settlement of the Allegion RSUs, Allegion PSUs and Allegion Notional Shares.
Section 4.8.    Form S-8. Upon or as soon as reasonably practicable and subject to applicable Law, Allegion shall prepare and file with the Securities Exchange Commission a registration statement on Form S-8 (or another appropriate form) registering under the Exchange Act the offering of a number of Allegion Ordinary Shares at a minimum equal to the number of shares subject to the Schlage Lock Company LLC 401(k) Plans, Allegion RSUs, Allegion PSUs, the Allegion Options and the interests under the Schlage Lock Company LLC 401(k) Plans and the Allegion Deferred Compensation Plans. Allegion shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Allegion RSUs, Allegion PSUs, and Allegion Options remain outstanding.
Section 4.9.    Tax Reporting and Withholding for Equity-Based Awards. Unless otherwise required by applicable Law, IR (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to income of or otherwise owed by IR Group Employees or Former IR Group Employees from equity-based awards, and Allegion (or one of its Subsidiaries) will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to or otherwise owed on income of Allegion Group Employees and Former Allegion Group Employees from equity-based awards. Similarly, IR will be responsible for all income, payroll, fringe benefit, social, payment on account or other tax reporting related to or otherwise owed on income of its non-employee directors from equity-based awards, and Allegion will be responsible for any income, payroll, fringe benefit, social, payment on account or other tax reporting related to income of or otherwise owed by its non-employee directors from equity-based awards. Further, IR (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings and related payments for IR Group Employees to each applicable taxing authority, and Allegion (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings and related payments for Allegion Group Employees to each applicable taxing authority; provided, however, that to the extent necessary (and permissible) to effectuate the foregoing, either IR or Allegion may act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction and related payments to an appropriate taxing authority.
Section 4.10.    Cooperation. Each Party acknowledges and agrees to use commercially reasonable efforts to cooperate with each other and with third-party providers to effect withholding and remittance of Taxes, as well as required tax reporting, in a timely, efficient and appropriate manner to further the purposes of this Article IV and to administer all employee equity awards that are outstanding immediately following the Effective Time (including all such equity awards that are adjusted in accordance with this Article IV) to the extent consistent with this Agreement and applicable Law, for as long as is reasonably necessary to further the purposes of this Article IV. No Party shall charge another Party a fee for such cooperation.
ARTICLE V
BONUSES FOR ALLEGION GROUP EMPLOYEES
Section 5.1.    IR Bonus Plan Participation. As of the Effective Time, each Allegion Group Employee shall cease to participate in any IR Benefit Plan that provides cash bonus or similar short-term cash incentive opportunities (the “IR Bonus Plans”), and from and after the Effective Time, the Allegion Group shall be solely responsible for providing cash bonus or similar short-term cash incentive opportunities to Allegion Group Employees, in accordance with this Article V.
Section 5.2.    Bonus Determination.
(a)    With respect to any performance period under IR Bonus Plans that has not been completed on or prior to the Effective Time, the Allegion Group shall provide each Allegion Group Employee with a cash bonus or similar short-term cash incentive opportunity that is equivalent to the cash bonus or similar short-term cash incentive opportunity which could have been earned under the applicable IR Bonus Plan for such incomplete performance period. As soon as practicable following the Effective Time, IR shall transfer to Allegion and Allegion shall assume, the accrued Liability related to the IR Bonus Plans for each Allegion Group Employee for the portion of the applicable performance period beginning on the first day of the applicable performance period and ending on the Effective Time. For purposes of determining the amount of the accrued Liability to be transferred to and assumed by Allegion, the applicable performance criteria shall be measured by IR in accordance with the terms of the applicable IR Bonus Plans for the portion of the applicable performance period up to the Effective Time and based on the 2013 forecast for IR financial results as of the Effective Time.
(b)    The Allegion Group shall determine individual Allegion Group Employee bonus or similar short-term cash incentive amounts, by allocating the applicable aggregate bonus pool as if such bonus pool were being paid under the terms of the applicable IR Bonus Plan, taking into account individual performance criteria as determined by the Allegion Group in its reasonable discretion. Following such determination, the Allegion Group shall pay each Allegion Group Employee the applicable bonus amounts in the same form and on the same timing that each Allegion Group Employee would have received such bonus or similar short-term cash incentive amount under the terms of the IR Bonus Plans had the Distribution not occurred.
ARTICLE VI
U.S. QUALIFIED DEFINED BENEFIT PENSION PLAN
Section 6.1.    Establishment of Schlage Lock Company LLC Pension Plan. No later than the Effective Time, Schlage Lock Company LLC, a Transferred Group Entity, shall establish a defined benefit pension plan (such new defined benefit pension plan, the “Schlage Lock Company LLC Pension Plan”) that is intended to meet the requirements of Section 401(a)

of the Code and related trust that is intended to meet the requirements of Section 501(a) of the Code to provide retirement benefits to Allegion Group Employees and Former Allegion Group Employees who immediately prior to the Effective Time were participants in the IR Pension Plan, the Retirement Plan for Former Employees of Ingersoll-Rand Company or the Trane Merged Hourly Pension Plan, as applicable (collectively, the “Parent Pension Plans”). The Allegion Group Employees and Former Allegion Group Employees described here shall be known as the “Schlage Lock Company LLC Pension Plan Participants.” Effective as of the Effective Time, either Schlage Lock Company LLC shall remain the plan sponsor of the Schlage Lock Company LLC Pension Plan or Allegion shall or shall cause another Allegion Entity to assume the Schlage Lock Company LLC Pension Plan. Allegion shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the Schlage Lock Company LLC Pension Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Allegion (acting directly or through members of the Allegion Group) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Schlage Lock Company LLC Pension Plan.
Section 6.2.    Schlage Lock Company LLC Pension Plan Participants.
(a)    Assumption of Parent Pension Plans Liabilities. Effective as of the Effective Time, Allegion (acting directly or through members of the Allegion Group) hereby agrees to cause the Schlage Lock Company LLC Pension Plan to assume, fully perform, pay, and discharge all Liabilities under the Parent Pension Plans relating to all Schlage Lock Company LLC Pension Plan Participants as of the Effective Time.
(b)    Transfer of the Parent Pension Plan Assets.
(i)    The Parties intend that the portions of the Parent Pension Plans covering Schlage Lock Company LLC Pension Plan Participants shall be transferred to the Schlage Lock Company LLC Pension Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA. No later than thirty (30) days prior to the Effective Time, IR and Allegion (acting directly or through members of the IR Group or the Allegion Group, respectively) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the IR Pension Plan to the Schlage Lock Company LLC Pension Plan. It is intended that the transfers of Assets and Liabilities relating to Allegion Group Employees and Former Allegion Group Employees from the Retirement Plan for Former Employees of Ingersoll-Rand Company and the Trane Merged Hourly Pension Plan described hereunder shall satisfy the de minimis rule of treasury Regulations Section 414(l)-1(n)(2) and shall be deemed to comply with Section 414(l) of the Code so that no IRS Form 5310-A shall be filed with respect to such transfers.
(ii)    Prior to the Effective Time (or such later time as mutually agreed by the Parties), IR shall cause the IR Actuary to determine the estimated value, as of the Effective Time, of the Assets to be transferred to the Schlage Lock Company LLC

Pension Plan in accordance with the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto (the “Estimated Pension Plan Transfer Amount”).
(iii)    On or about the Effective Time (or such later time as mutually agreed by the Parties), IR and Allegion shall cooperate in good faith to cause an initial transfer of Assets from the trust of the Parent Pension Plans to the trust of the Schlage Lock Company LLC Pension Plan in an amount to be approximately ninety percent (90%) of the Estimated Pension Plan Transfer Amount (such amount, the “Initial Transfer Amount”). IR shall satisfy its obligation pursuant to this Section 6.2(b)(iii) by causing the trust of the Parent Pension Plans to transfer Assets equal to the Initial Transfer Amount. Assets may be transferred in cash, cash equivalents, securities or, if acceptable to Allegion, in kind, or in a combination thereof, as determined by IR in its sole discretion (other than in kind assets).
(iv)    Within sixty (60) days (or such later time as mutually agreed by the Parties) following the Effective Time, IR shall cause the IR Actuary to provide Allegion with a revised calculation of the value, as of the Effective Time, of the Assets to be transferred to the Schlage Lock Company LLC Pension Plan determined in accordance with the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto (the “Revised Pension Plan Transfer Amount”). Allegion may submit, at its sole cost and expense, the Revised Pension Plan Transfer Amount to the Allegion Actuary for verification; provided, that, such verification process and any calculation performed by the Allegion Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto. In order to perform such verification, upon request from Allegion, the Allegion Actuary will receive the data and additional detailed methodology used to calculate the Initial Transfer Amount and the Final Pension Plan Transfer Amount (if reasonably needed) from the IR Actuary. Allegion will be responsible for the cost and expense of the Allegion Actuary and IR will be responsible for the cost and expense for the IR Actuary for such data transfer. In the event the Allegion Actuary so determines that the value, as of the Effective Time, of the Assets to be transferred to the Schlage Lock Company LLC Pension Plan differs from the Revised Pension Plan Transfer Amount, the Allegion Actuary shall identify in writing to the IR Actuary all objections to the determination within sixty (60) days following provision of the revised value calculation to Allegion pursuant to the first sentence of this paragraph (iv), and the Allegion Actuary and the IR Actuary shall use good faith efforts to reconcile any such difference. If the Allegion Actuary and the IR Actuary fail to reconcile such differences, the Allegion Actuary and the IR Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Effective Time, of the Assets to be transferred to the Schlage Lock Company LLC Pension Plan shall be final and binding; provided, that, such calculation must be performed within a reasonable period of time, but no more than one hundred twenty (120) days following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Schedule 6.2(b) attached hereto; and provided, further, that such value shall be between the value determined by the Allegion Actuary and the Revised Pension Plan Transfer Amount or equal to either such value. IR and Allegion shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Effective Time, of the Assets to be transferred to the Schlage Lock Company LLC Pension Plan as determined in accordance with this Section 6.2(b)(iv) shall be referred to herein as the “Final Pension Plan Transfer Amount.”
(v)    Within forty-five (45) days (or such later time as mutually agreed by the Parties) of the determination of the Final Pension Plan Transfer Amount, IR shall cause the Parent Pension Plans to transfer to the Schlage Lock Company LLC Pension Plan (the date of such transfer, the “Final Transfer Date”) the amounts, as determined by IR in its discretion) in cash, cash equivalents or securities, or if acceptable to Allegion, other assets in kind equal to (A) the Final Pension Plan Transfer Amount minus (B) the Initial Transfer Amount (such difference, as adjusted to reflect earnings or losses as described in this Section 6.2(b)(v), the “True-Up Amount”); provided, that, in the event the True-Up Amount is negative, IR shall not be required to cause any such additional transfer and instead Allegion shall be required to cause a transfer of cash, cash equivalents or securities (or, in its discretion, if acceptable to IR, assets in kind) from the Schlage Lock Company LLC Pension Plan to each or any of the Parent Pension Plans as required in an amount equal to the absolute value of the True-Up Amount. The Parties acknowledge that the Parent Pension Plans' transfer of the True-Up Amounts to the Schlage Lock Company LLC Pension Plan shall be in full settlement and satisfaction of the obligations of IR to cause the transfer of, and the Parent Pension Plans to transfer, Assets to the Schlage Lock Company LLC Pension Plan pursuant to this Section 6.2(b)(v). The True-Up Amounts, if any, shall be paid individually from the affected Parent Pension Plans to the Schlage Lock Company LLC Pension Plan, as determined by IR in its discretion in kind (if acceptable to Allegion), in cash, cash equivalents or securities, and shall be adjusted to reflect fees or charges paid or incurred, and earnings or losses during the period from the Effective Time to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rates of return of each of the affected Parent Pension Plans for the period commencing as of the Effective Time and ending as close as administratively practicable to the Final Transfer Date. In the event that Allegion is obligated to cause the Schlage Lock Company LLC Pension Plan to reimburse any or all of the Parent Pension Plans pursuant to this Section 6.2(b)(v), such reimbursements shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount. The Parties acknowledge that the Schlage Lock Company LLC Pension Plan's transfer of such reimbursement amounts to the affected Parent Pension Plans shall be in full settlement and satisfaction of the obligations of Allegion to cause the transfer of, and the Schlage Lock Company LLC Pension Plan to transfer, Assets to the Parent Pension Plans pursuant to this Section 6.2(b)(v).
(vi)    Notwithstanding the generality of the foregoing, all determinations, calculations and payments under this Section 6.2 with respect to any of the Parent Pension Plans shall be made separately with respect to each the Parent Pension Plans, and in no event shall the Assets or Liabilities of one of the Parent Pension Plans be

utilized to satisfy the obligations of another Parent Pension Plan when giving effect to this Section 6.2 in any respect.
Section 6.3.    Tax Qualified Status. Allegion will take all steps and make any necessary filings with the IRS to establish and maintain the Schlage Lock Company LLC Pension Plan so that such plan is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code, including promptly seeking and obtaining a favorable determination letter from the IRS as to such qualification.
ARTICLE VII
U.S. QUALIFIED DEFINED CONTRIBUTION PLANS
Section 7.1.    Establishment of the Schlage Lock Company LLC 401(k) Plans. No later than the Effective Time, Schlage Lock Company LLC, a Transferred Group Entity, shall have established defined contribution plans that are intended to meet the requirements of Section 401(a) of the Code and a related trust that is intended to meet the requirements of Section 501(a) of the Code for the benefit of Allegion Group Employees and Former Allegion Group Employees (the “Schlage Lock Company LLC 401(k) Plans”). Effective as of the Effective Time, either Schlage Lock Company LLC shall remain the plan sponsor of the Schlage Lock Company LLC 401(k) Plans or Allegion shall or shall cause another Allegion Entity to assume the Schlage Lock Company LLC 401(k) Plans. Allegion shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the Schlage Lock Company LLC 401(k) Plans so that they are qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Allegion (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Schlage Lock Company LLC 401(k) Plans.
Section 7.2.    Transfer of IR Savings Plan Assets. Not later than thirty (30) days following the Effective Time (or such later time as mutually agreed by the Parties), IR shall cause the accounts (including any outstanding loan balances) in the IR Savings Plans attributable to Allegion Group Employees and Former Allegion Group Employees who will participate in the Schlage Lock Company LLC 401(k) Plans (the “Schlage Lock Company LLC 401(k) Plan Beneficiaries”) and all of the Assets in the IR Savings Plans related thereto to be transferred to the Schlage Lock Company LLC 401(k) Plan, and Allegion shall cause the Schlage Lock Company LLC 401(k) Plans to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay, and discharge, all obligations of the IR Savings Plans relating to the accounts of the Schlage Lock Company LLC 401(k) Plan Beneficiaries (to the extent the Assets related to those accounts are actually transferred from the IR Savings Plans to the Schlage Lock Company LLC 401(k) Plans) as of the Effective Time. Assets invested in the IR Savings Plans in investment funds that will be replicated in the Schlage Lock Company LLC 401(k) Plan shall be transferred in kind, and Assets invested in investment funds that will not be replicated in the Schlage Lock Company LLC 401(k) Plan shall be mapped into new investment funds that will be established for such purpose. The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

Section 7.3.    Treatment of Allegion Ordinary Shares and IR Ordinary Shares.
(a)    Allegion Ordinary Share Unit Fund; Allegion Ordinary Shares Held in IR Savings Plan Accounts. The Schlage Lock Company LLC 401(k) Plans will provide, effective as of the Effective Time: (i) for the establishment of an Allegion Ordinary Share Unit Fund; (ii) that such Allegion Ordinary Share Unit Fund shall receive a transfer of and hold all Allegion Ordinary Shares distributed in connection with the Distribution in respect of IR Ordinary Share Units held in IR Savings Plan accounts of Schlage Lock Company LLC 401(k) Plan Beneficiaries; and (iii) that, following the Effective Time, contributions made by or on behalf of such Schlage Lock Company LLC 401(k) Plan Beneficiaries may be allocated to the Allegion Ordinary Share Unit Fund. Allegion Ordinary Shares distributed in connection with the Distribution in respect of IR Ordinary Share Units held in IR Savings Plan accounts of IR Group Employees or Former IR Group Employees who participate in the IR Savings Plans (the “IR Savings Plan Beneficiaries”) shall be deposited in an Allegion Ordinary Share Unit Fund under the IR Savings Plans, and IR Savings Plan Beneficiaries will be prohibited from increasing their holdings in such Allegion Ordinary Share Unit Fund under the IR Savings Plans and may elect to liquidate their holdings in such Allegion Ordinary Share Unit Fund and invest those monies in any other investment fund offered under the IR Savings Plan. Any Allegion Ordinary Share Units held in IR Savings Plan accounts of Allegion Group Employees shall be transferred in kind to the trust underlying the Schlage Lock Company LLC 401(k) Plans pursuant to Section 7.2 of this Agreement.
(b)    IR Ordinary Share Units in Schlage Lock Company LLC 401(k) Plans Accounts. Without limiting the generality of the provisions of Section 7.2, IR Ordinary Share Units held in IR Savings Plan accounts of Schlage Lock Company LLC 401(k) Plan Beneficiaries prior to the Effective Time shall be transferred in kind to an IR Ordinary Share Unit Fund under the Schlage Lock Company LLC 401(k) Plan pursuant to Section 7.2 of this Agreement. Schlage Lock Company LLC 401(k) Plan Beneficiaries will be prohibited from increasing their holdings in IR Ordinary Share Units under such IR Ordinary Share Unit Fund and may elect to liquidate their holdings in such IR Ordinary Share Unit Fund and invest those monies in any other investment fund offered under the Schlage Lock Company LLC 401(k) Plans.
Section 7.4.    Tax Qualified Status. Allegion will take all steps and make any necessary filings with the IRS to establish and maintain the Schlage Lock Company LLC 401(k) Plans so that such plans are qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code, including promptly seeking and obtaining a favorable determination letter from the IRS as to such qualification. Furthermore, no later than thirty (30) days prior to the Effective Time, IR and Allegion (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the IR Savings Plans to the Schlage Lock Company LLC 401(k) Plans as discussed in this Article VII.
ARTICLE VIII
NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 8.1.    Nonqualified Deferred Compensation Plans.
(a)    Establishing Allegion Deferred Compensation Plans. Except as otherwise set forth on Schedule 8.1(a), as of the Transferred Group Adoption Date, Schlage Lock Company LLC, a Transferred Group Entity, shall have established and adopted deferred compensation plans for its key employees (collectively, the “Allegion Deferred Compensation Plans”) to provide each Allegion Group Employee or Former Allegion Group Employee who was a participant in the IR Deferred Compensation Plans as of immediately prior to the Effective Time (each, an “Allegion Deferred Compensation Plan Beneficiary”) benefits in respect of service and compensation following the Effective Time substantially similar to those accrued with respect to such person under the IR Deferred Compensation Plans as of immediately prior to the Effective Time. Effective as of the Effective Time, either Schlage Lock Company LLC shall remain the plan sponsor of the Allegion Deferred Compensation Plans or Allegion shall or shall cause another Allegion Entity to assume the Allegion Deferred Compensation Plans. As of the Effective Time, the Allegion Group Employees and Former Allegion Group Employees shall no longer participate in the IR Deferred Compensation Plans. The Parties agree that for purposes of the IR Deferred Compensation Plans, an Allegion Deferred Compensation Plan Beneficiary shall not be considered to have incurred a separation of service as determined under the general rules of Section 409A of the Code as a result of the Distribution or the transfer of employment or service from IR (or an IR Entity) to Allegion (or an Allegion Entity), and such employment or service shall only be considered to terminate for purposes of the Allegion Deferred Compensation Plans when the employment or service of such Allegion Deferred Compensation Plan Beneficiary with the Allegion Group terminates in accordance with the terms of the Allegion Deferred Compensation Plans and applicable Laws.
(b)    Liability and Responsibility. The Liabilities in respect of Allegion Deferred Compensation Beneficiaries under the IR Deferred Compensation Plans shall be assumed by the member of the Allegion Group which sponsors the applicable Allegion Deferred Compensation Plan, effective as of the Effective Time. Allegion shall have sole responsibility for the administration of the Allegion Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of Allegion Group Employees and Former Allegion Group Employees, and no member of the IR Group shall have any liability or responsibility therefor. IR shall have sole responsibility for the administration of the IR Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of IR Group Employees and Former IR Group Employees, and no member of the Allegion Group shall have any liability or responsibility therefor.
ARTICLE IX
U.S. WELFARE PLANS
Section 9.1.    Establishment of Allegion Welfare Plans. Following the Effective Time and prior to the Allegion Welfare Plan Implementation Date, Allegion shall, or shall cause another Allegion Entity to, establish and adopt Allegion Welfare Plans that will provide welfare benefits, effective as of January 1, 2014, or such later date agreed to in writing by IR (as applicable, the “Allegion Welfare Plan Implementation Date”), to each Allegion Group

Employee or Former Allegion Group Employee who is a participant in any IR Welfare Plan (and their eligible spouses and dependents, as the case may be) (collectively, the “Allegion Welfare Plan Participants”) under terms and conditions that are similar to the IR Welfare Plans. The Parties may vary the Allegion Welfare Plan Implementation Date of each Allegion Welfare Plan. Coverage and benefits under the Allegion Welfare Plans shall then be provided to the Allegion Welfare Plan Participants on an uninterrupted basis under the newly established Allegion Welfare Plans which shall contain similar benefit provisions as in effect under the corresponding IR Welfare Plans immediately prior to the Effective Time. Allegion Welfare Plan Participants shall cease to be eligible for coverage under the IR Welfare Plans on the Allegion Welfare Plan Implementation Date with respect to the specific IR Welfare Plan affected on such date. For the avoidance of doubt, Allegion Welfare Plan Participants shall not participate in any IR Welfare Plans after the time set forth in the immediately preceding sentence, and IR Group Employees and Former IR Group Employees shall not participate in any Allegion Welfare Plans at any time.
Section 9.2.    Transitional Matters Under Allegion Welfare Plans; Treatment of Claims Incurred.
(a)    Liability for Claims. With respect to unpaid covered claims that are either incurred but not processed or that are incurred but unreported prior to the Effective Time by any Allegion Welfare Plan Participant under any IR Welfare Plans, including claims that are self-insured and claims that are fully insured through third-party insurance, Allegion shall assume and be responsible for the payment for such claims or shall cause such Allegion Welfare Plan to fully perform, pay and discharge all such claims, as the case may be. No IR Entity shall be responsible for any Liability with respect to any such claims.
(i)    Claims Incurred. For purposes of this Section 9.2(a), a claim or expense is deemed to be incurred (A) with respect to (I) medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; and (II) Medicare supplement premium reimbursement under the Post-65 Retiree Medical Reimbursement Account arrangement (the “HRA”), upon the date the supplemental health coverage premiums are paid; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; and (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense.
(b)    Credit for Deductibles and Other Limits. With respect to each Allegion Welfare Plan Participant, Allegion and IR shall use reasonable efforts to agree that the Allegion Welfare Plans will give credit for the plan year in which the Effective Time occurs for any amount paid, number of services obtained or provider visits by such Allegion Welfare Plan Participant toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the comparable IR Welfare Plan. For purposes of any life-time maximum benefit limit payable to an Allegion Welfare Plan Participant under any Allegion Welfare Plan, the Allegion Welfare Plans will recognize any expenses paid or reimbursed by an IR Welfare Plan with respect to such participant prior to the Effective Time to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under the applicable IR Welfare Plan.
(c)    COBRA. IR shall be responsible for administering compliance with the group health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA and the corresponding provisions of the IR Welfare Plan with respect to Allegion Group Employees and Former Allegion Group Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the IR Welfare Plan prior to the Allegion Welfare Plan Implementation Date, subject to Allegion’s obligation to reimburse IR for the cost of such administration under the Transition Services Agreement and coverage under the IR Welfare Plan. At and after the Allegion Welfare Plan Implementation Date, Allegion shall assume all requirements with respect to COBRA and the certificate of creditable coverage requirements under HIPAA with respect to all Allegion Group Employees and Former Allegion Group Employees.
(d)    Additional Details Regarding HRA. Pursuant to Section 9.1, at or prior to the Allegion Welfare Plan Implementation Date, Allegion shall, or shall cause another Allegion Entity to, establish and adopt Allegion Welfare Plans which will provide HRA benefits to eligible Allegion Welfare Plan Participants. To the extent that any Allegion Welfare Plan provides HRA benefits (each, an “Allegion HRA”), such Allegion Welfare Plan shall be effective as of the applicable Allegion Welfare Plan Implementation Date.
(i)    It is the intention of the Parties that all activity under an Allegion Welfare Plan Participant’s HRA with IR for the plan year in which the relevant Allegion Welfare Plan Implementation Date occurs, be deemed to be activity under the corresponding Allegion HRA. Accordingly, (A) any period of participation by an Allegion Welfare Plan Participant in an IR HRA during the plan year in which the Distribution occurs (the “IR HRA Participation Period”) will be deemed a period when the Allegion Welfare Plan Participant participated in the corresponding Allegion HRA; (B) all expenses incurred during the IR HRA Participation Period will be deemed incurred while the Allegion Welfare Plan Participant’s coverage was in effect under the corresponding Allegion HRA; (C) all reimbursements made with respect to an IR HRA Participation Period under an IR HRA will be deemed to have been made with respect to the corresponding Allegion HRA; and (D) any balance accrued under the IR HRA as of the Effective Date shall become a balance under the Allegion HRA.
Notwithstanding anything in this Section 9.3(d), at and after the relevant Allegion Welfare Plan Implementation Date, the Allegion Group shall assume, and cause the Allegion Welfare Plans to be solely responsible for, all claims by Allegion Welfare Plan Participants under the applicable IR Welfare Plan HRA that were incurred but not paid, whether incurred prior to, on, or after the Effective Time, that have not been paid in full as of the Effective Time.

(e)    Employees on Leave. As of the Effective Time, Allegion shall assume and satisfy all Liabilities with respect to any Allegion Group Employee who is, as of the Effective Time, on vacation or other approved leave of absence, whether paid or unpaid (including leave under FMLA or corresponding state Law, disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans). Notwithstanding the foregoing, any individual residing in California who would have become an Allegion Group Employee as of the Effective Time but was on an approved leave of absence at the Effective Time shall become an Allegion Group Employee following the conclusion of his or her approved leave.
Section 9.3.    Continuity of Benefits, Benefit Elections and Beneficiary Designations.
(a)    Benefit Elections and Designations. As of the first day of the month after the month in which the Distribution occurs, or if later, the Allegion Welfare Plan Implementation Date (or such other date provided for under Section 9.3(b)), Allegion shall cause the Allegion Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each Allegion Welfare Plan Participant under, or with respect to, the annual enrollment conducted on behalf of the Allegion Welfare Plan by IR. Notwithstanding the foregoing, nothing in this Section 9.3(a) will prohibit Allegion from soliciting or causing the solicitation of new election forms or beneficiary designations from Allegion Welfare Plan Participants to be effective under the Allegion Welfare Plan as of January 1, 2014.
(b)    Additional Details Regarding Flexible Spending Accounts. Pursuant to Section 9.1, at or prior to the Allegion Welfare Plan Implementation Date, Allegion shall, or shall cause another Allegion Entity to, establish and adopt Allegion Welfare Plans which will provide health care flexible spending account or dependent care flexible spending account benefits to Allegion Welfare Plan Participants. To the extent any Allegion Welfare Plan provides or constitutes a health care flexible spending account or dependent care flexible spending account (each an “Allegion FSA”), such Allegion Welfare Plan shall be effective as of the relevant Allegion Welfare Plan Implementation Date.
(i)    It is the intention of the Parties that all activity under an Allegion Welfare Plan Participant’s flexible spending account with IR for the plan year in which the relevant Allegion Welfare Plan Implementation Date occurs be treated instead as activity under the corresponding Allegion FSA. Accordingly, (i) any period of participation by an Allegion Welfare Plan Participant in an IR flexible spending account during the plan year in which the relevant Allegion Welfare Plan Implementation Date occurs (the “FSA Participation Period”) will be deemed a period when the Allegion Welfare Plan Participant participated in the corresponding Allegion FSA; (ii) all expenses incurred during the FSA Participation Period will be deemed incurred while the Allegion Welfare Plan Participant’s coverage was in effect under the corresponding Allegion FSA; and (iii) all elections and reimbursements made with respect to an FSA Participation

Period under an IR flexible spending account will be deemed to have been made with respect to the corresponding Allegion FSA.
(ii)    If the aggregate reimbursement payouts made to Allegion Welfare Plan Participants prior to the relevant Allegion Welfare Plan Implementation Date from the applicable IR Welfare Plan flexible spending accounts during the plan year in which the relevant Allegion Welfare Plan Implementation Date occurs are less than the aggregate accumulated contributions to such accounts made by such Allegion Welfare Plan Participants prior to the relevant Allegion Welfare Plan Implementation Date for such plan year, IR shall cause an amount equal to the amount by which such contributions are in excess of such reimbursement payouts to be transferred to Allegion (or an Allegion Entity designated by Allegion) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the relevant Allegion Welfare Plan Implementation Date.
(iii)    If the aggregate reimbursement payouts made to Allegion Welfare Plan Participants prior to the relevant Allegion Welfare Plan Implementation Date from the applicable IR Welfare Plan flexible spending accounts during the plan year in which the relevant Allegion Welfare Plan Implementation Date occurs exceed the aggregate accumulated contributions to such accounts made by the Allegion Welfare Plan Participants prior to the relevant Allegion Welfare Plan Implementation Date for such plan year, Allegion shall cause an amount equal to the amount by which such reimbursement payouts are in excess of such contributions to be transferred to IR (or an IR Group Entity designated by IR) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the relevant Allegion Welfare Plan Implementation Date.
(iv)    Notwithstanding anything in this Section 9.3(b), at and after the relevant Allegion Welfare Plan Implementation Date, the Allegion Group shall assume, and cause the Allegion Welfare Plans to be solely responsible for, all claims by Allegion Welfare Plan Participants under the applicable IR Welfare Plan flexible spending accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the Effective Time, that have not been paid in full as of the Effective Time.
(c)    Additional Details Regarding Health Savings Accounts. Pursuant to Section 9.1, on or prior to the relevant Allegion Welfare Plan Implementation Date, Allegion shall, or shall cause another Allegion Entity to, establish and adopt Allegion Welfare Plans and will coordinate with a health savings account custodian to make available a health savings account option for eligible Allegion Welfare Plan Participants which will provide health savings account benefits to eligible Allegion Welfare Plan Participants similar to the benefits provided to eligible participants in the Health Savings Plan option of the IR Welfare Plan. The health savings account made available in connection with the Allegion Welfare Plan shall, to the extent permissible under applicable IRS regulations, be effective as of the relevant Allegion Welfare Plan Implementation Date.

(d)    Employer Non-elective Contributions. As of immediately after the relevant Allegion Welfare Plan Implementation Date, Allegion shall cause any Allegion Welfare Plan that constitutes a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of an Allegion Welfare Plan Participant under the corresponding IR Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.
(e)    Waiver of Conditions or Restrictions. Unless prohibited by applicable Law, the Allegion Welfare Plans will waive all limitations, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to the Allegion Welfare Plan Participant following the Effective Time to the extent that such Employee had previously satisfied such limitation under the corresponding IR Welfare Plan.
Section 9.4.    Insurance Contracts. To the extent any IR Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, IR and Allegion will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for Allegion (except to the extent changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both IR and Allegion for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 9.4.
ARTICLE X
NON-U.S. BENEFIT PLANS
Section 10.1.    Non-U.S. Retirement Plans.
(a)    Except as otherwise provided in Article XIV, with respect to any IR Benefit Plan covering non-U.S. Allegion Group Employees or Former Allegion Group Employees and which is a defined benefit or defined contribution retirement or pension plan, Allegion shall cause each such Allegion Group Employee or Former Allegion Group Employee, as applicable, to become covered by a corresponding Allegion Benefit Plan which is a defined benefit or defined contribution retirement or pension plan, effective as of the Effective Time or as soon as practicable thereafter. To the extent such coverage does not commence until following the Effective Time, Allegion shall indemnify IR for any continued participation by such employee in the corresponding IR Benefit Plan. IR will reasonably cooperate with Allegion in complying with the immediately preceding sentence. The Parties have set forth on Schedule 10.1(a) a listing of those non-U.S. IR retirement or pension plans in which Allegion Group Employees and Former Allegion Group Employees are known to participate. Schedule 10.1(a) may be updated by mutual written consent of IR and Allegion at any time up to 60 days after the Effective Time.
(b)    Except as otherwise provided in Article XIV, with respect to any Allegion Benefit Plan covering non-U.S. IR Group Employees or Former IR Group Employees and which is a defined benefit or defined contribution retirement or pension plan, IR shall cause each such IR Group Employee or Former IR Group Employee, as applicable, to become covered by a corresponding IR benefit plan which is a defined benefit or defined contribution retirement or pension plan, effective as of the Effective Time or as soon as practicable thereafter. To the extent such coverage does not commence until following the Effective Time, IR shall indemnify Allegion for any continued participation by such employee in the corresponding Allegion Benefit Plan. Allegion will reasonably cooperate with IR in complying with the immediately preceding sentence. The Parties have set forth on Schedule 10.1(b) a listing of those non-U.S. Allegion retirement or pension plans in which IR Group Employees and Former IR Group Employees are known to participate. Schedule 10.1(b) may be updated by mutual written consent of IR and Allegion at any time up to 60 days after the Effective Time.
Section 10.2.    Non-U.S. Welfare Plans.
(a)    Effective as of the Effective Time (or as soon as practicable thereafter), Allegion shall, or shall cause another Allegion Entity to, establish and adopt Allegion Welfare Plans for the benefit of each Allegion Group Employee or Former Allegion Group Employee who resides or works outside the United States that are substantially identical (to the extent practicable) to the welfare benefits that such Allegion Group Employee or Former Allegion Group Employee participated in immediately prior to the Effective Time. To the extent such coverage does not commence until following the Effective Time, Allegion shall indemnify IR for any continued participation by such employee in the corresponding IR Welfare Plan. IR will reasonably cooperate with Allegion in complying with the immediately preceding sentence. The Parties have set forth on Schedule 10.2(a) a listing of non-U.S. IR Welfare Plans in which Allegion Group Employees are known to participate. Schedule 10.2(a) may be updated by mutual written consent of IR and Allegion at any time up to 60 days after the Effective Time.
(b)    Effective as of the Effective Time (or as soon as practicable thereafter), IR shall, or shall cause another IR Entity to, establish and adopt IR welfare plans for the benefit of each IR Group Employee or Former IR Group Employee who resides or works outside the United States that are substantially identical (to the extent practicable) to the welfare benefits that such IR Group Employee or Former IR Group Employee participated in immediately prior to the Effective Time. To the extent such coverage does not commence until following the Effective Time, IR shall indemnify Allegion for any continued participation by such employee in the corresponding Allegion Welfare Plan. Allegion will reasonably cooperate with IR in complying with the immediately preceding sentence. The Parties have set forth on Schedule 10.2(b) a listing of non-U.S. Allegion Welfare Plans in which IR Group Employees are known to participate. Schedule 10.2(b) may be updated by mutual written consent of IR and Allegion at any time up to 60 days after the Effective Time.
ARTICLE XI
WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION
Section 11.1.    Allegion Workers’ and Unemployment Compensation. Effective as of the Effective Time, the Allegion Entity employing each Allegion Group Employee shall have (and, to the extent it has not previously had such obligations, such Allegion Entity shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Allegion Group Employees employed by that Allegion Entity and for Former Allegion Group Employees relating to that Allegion Entity. Effective as of the Effective Time, Allegion, acting through the Allegion Group Entity employing each Allegion Group Employee, will be responsible for (a) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and (b) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies.
Section 11.2.    IR Workers’ and Unemployment Compensation. Effective as of the Effective Time, the IR Entity employing each IR Group Employee shall have (and, to the extent it has not previously had such obligations, such IR Entity shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all IR Group Employees and Former IR Group Employees. Effective as of the Effective Time, the IR Entity formerly employing each IR Group Employee shall have (and, to the extent it has not previously had such obligations, such IR Entity shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Former IR Group Employees.
Section 11.3.    Assignment of Contribution Rights. IR will transfer and assign (or cause another member of the IR Group to transfer and assign) to a member of the Allegion Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Allegion is responsible pursuant to this Article XI. Allegion will transfer and assign (or cause another member of the Allegion Group to transfer and assign) to a member of the IR Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which IR is responsible pursuant to this Article XI.
Section 11.4.    Collateral. On and after the Effective Time, Allegion (acting directly or through a member of the Allegion Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the Allegion Group under this Article XI. IR (acting directly or through a member of the IR Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the IR Group under this Article XI.
Section 11.5.    Cooperation. Allegion and IR shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.
ARTICLE XII
SEVERANCE

Section 12.1.    Establishment of Allegion Major Restructuring Severance Plan. Effective as of the Effective Time, Allegion shall, or shall cause a Transferred Group Entity to establish and adopt a severance plan (the “Allegion Spin-Off Protection Plan”) (such date, the “Allegion Severance Plan Adoption Date”) to provide each Allegion Group Employee who (i) was a participant in the IR Major Restructuring Severance Plan as of immediately prior to the Allegion Severance Plan Adoption Date or (ii) is hired or promoted by an Allegion Entity on or following the Effective Time into a position and such employee would have been eligible to participate in the IR Major Restructuring Severance Plan had such employee been employed by an IR Entity in such position immediately prior to the Effective Time, benefits in respect of a “covered termination” following the Allegion Severance Plan Adoption Date that are the same as those with respect to such person under the IR Major Restructuring Severance Plan in the event that a “covered termination” occurred at any time prior to the Allegion Severance Plan Adoption Date. As of the Allegion Severance Plan Adoption Date, (i) the Allegion Group Employees will no longer participate in the IR Major Restructuring Severance Plan and (ii) no member of the IR Group shall have any further Liability for, and Allegion shall indemnify each member of the IR Group, and the officers, directors, and employees of each member of the IR Group, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any Allegion Group Employees or Former Allegion Group Employees in connection with the Allegion Major Restructuring Severance Plan, including such Liabilities relating to actions or omissions of or by any member of the Allegion Group or any officer, director, employee or agent thereof prior to, on or after the Allegion Severance Plan Adoption Date.
Section 12.2.    Severance Arrangements, Plans, Policies and Guidelines. Effective as of the Transferred Group Adoption Date, a Transferred Group Entity shall establish severance arrangements, plans, policies or guidelines to be effective as of the Effective Time (“Allegion Severance Arrangements”) under which Allegion Group Employees who, immediately prior to the Effective Time, are participants in any IR severance arrangement, plan, policy or guideline, shall be eligible to participate immediately following the Effective Time. Effective as of the Effective Time, either the Transferred Group Entity shall remain the plan sponsor of Allegion Severance Arrangements or Allegion shall or shall cause another Allegion Entity to assume the Allegion Severance Arrangements. Such Allegion Severance Arrangements will provide terms and conditions (including severance benefits) for Allegion Group Employees who are severed from the Allegion Group following the Effective Time or Transfer Date, as the case may be, that are substantially similar to the terms and conditions (including severance benefits) provided under the applicable IR severance arrangements, plans, policies and guidelines (excluding any change in control severance plans or agreements) in which such Allegion Group Employees participated immediately prior to the Effective Time or such Transfer Date for a period not less than one year. For the avoidance of doubt, the Distribution and the assignment, transfer or continuation of the employment of Allegion Group Employees contemplated by Section 3.1 shall not be deemed a severance of employment for purposes of this Agreement and any IR severance arrangements, plans, policies or guidelines, and effective as of the Effective Time, Allegion Group Employees shall not be eligible to receive any severance or other benefits under any IR severance plans or policies.

ARTICLE XIII
BENEFIT ARRANGEMENTS AND OTHER MATTERS
Section 13.1.    Termination of Participation. Except as otherwise provided under this Agreement, effective as of immediately after the Effective Time, Allegion Group Employees shall not be eligible to participate in any IR Benefit Plan.
Section 13.2.    Accrued Time Off. Allegion shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to Allegion Group Employees which accrued prior to the Effective Time and Allegion shall credit each Allegion Group Employee with such accrual; provided, however, all Liabilities shall be reduced, dollar for dollar, to the extent that IR has made any payment related to any such unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to Allegion Group Employees in accordance with applicable Law.
Section 13.3.    Leaves of Absence. Allegion will continue to apply the same leave of absence policies applicable to inactive Allegion Group Employees who are on an approved leave of absence as of the Effective Time. Leaves of absence taken by Allegion Group Employees prior to the Effective Time shall be deemed to have been taken as employees of a member of the Allegion Group.
Section 13.4.    Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 13.4 and applicable Law, IR shall assign, or cause an applicable member of the IR Group to assign, to Allegion or a member of the Allegion Group, as designated by Allegion, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the IR Group and an Allegion Group Employee, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the Allegion Group shall be considered to be a successor to each member of the IR Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the IR Group and an Allegion Group Employee, such that each member of the Allegion Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the Allegion Group; provided, however, that in no event shall IR be permitted to enforce such restrictive covenant agreements against Allegion Group Employees for action taken in their capacity as employees of a member of the Allegion Group.
ARTICLE XIV
U.K. AND CANADIAN PENSION SCHEMES
Section 14.1.    Establishment of Allegion UK Pension Plan. As of the Transferred Group Adoption Date, a Transferred Group Entity shall have established a defined benefit UK pension plan and deed of trust (the “Allegion UK Pension Plan”) to provide retirement and death benefits to Allegion Group Employees, Former Allegion Group Employees and those other members of the Ingersoll-Rand Holdings Limited Retirement Benefits Plan (1974) (the “IR UK Pension Plan”) for whom Ingersoll-Rand Securities Technologies Limited was legally responsible immediately prior to the Effective Time (the “Hussmann Group”) (Allegion Group Employees, Allegion Former Group Employees and the Hussmann Group collectively, the “Allegion Pension Plan Participants”) and their dependents. Effective as of the Effective Time, either the Transferred Group Entity shall remain the plan sponsor of the Allegion UK Pension Plan or Allegion shall cause another Allegion Entity to assume the Allegion UK Pension Plan. Allegion shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the Allegion Pension Plan so that it is properly established and operated in accordance with applicable U.K. pension regulations.
Section 14.2.    Allegion UK Pension Plan Participants.
(a)    Benefits under the Allegion UK Pension Plan. Effective as of the Effective Time, Allegion (acting directly or through members of the Allegion Group) hereby agrees to cause the Allegion UK Pension Plan to provide retirement and death benefits to all Allegion Pension Plan Participants and their dependents as of the Effective Time that are substantially identical (to the extent practicable) to the benefits provided under the IR UK Pension Plan at the Effective Time.
(b)    The Transfer Agreement at Exhibit C sets out the provisions for the transfer of assets and liabilities from the IR UK Pension Plan to the Allegion UK Pension Plan.
Section 14.3.    Payment of Statutory Debt to IR UK Pension Plan. As soon as practicable on or after the Effective Time, Allegion shall cause Ingersoll-Rand Security Technologies Limited to pay the statutory debt due to the IR UK Pension Plan under Section 75 of the Pensions Act of 1995 as a result of the cessation of participation of Ingersoll-Rand Security Technologies Limited in the IR UK Pension Plan.
Section 14.4.    Assignment of the Canadian DC Pension Plan. Effective as of a date on or before the Effective Time, IR shall cause Ingersoll-Rand Canada Inc., as sponsor and administrator of the Ingersoll-Rand Canada Inc. Employee Pension Plan (the “Canadian DC Pension Plan”), to assign all of its rights, duties, obligations and liabilities under and in relation to the Canadian DC Pension Plan to an IR Entity that is not a Transferred Group Entity (the “Canadian Pension Plan Assignee”) and to amend the Canadian DC Pension Plan as necessary to give effect to this Section 14.3.
Section 14.5.    Allegion Canada DC Pension Plan. Allegion shall cause an Allegion Entity to, effective as of the Effective Time, establish a registered pension plan to provide in respect of each Canadian Pension Plan Member who was accruing benefits under the Canadian DC Pension Plan pension benefits in respect of service on and after the Effective Time (the “Allegion Canada DC Pension Plan”). Effective as of the Effective Time, each such Canadian Pension Plan Member shall cease to actively participate in and accrue benefits under the Canadian DC Pension Plan and shall participate in and accrue benefits under the Allegion Canada DC Pension Plan. The Allegion Canada DC Pension Plan shall provide benefits which are substantially identical to the benefits provided under the Canadian DC Pension Plan immediately prior to the Effective Time.
Section 14.6.    DC Asset Transfer to the Allegion Canada DC Pension Plan. All assets and liabilities under the Canadian DC Pension Plan relating to the Canadian Pension Plan Members shall be transferred from the Canadian DC Pension Plan to the Allegion Canada DC Pension Plan, subject to obtaining any required approvals from any applicable governmental authority (including any pension regulatory authority). As soon as practicable after the Effective Time, IR shall cause the Canadian Pension Plan Assignee to seek any required approvals from any applicable governmental authority (including any pension regulatory authority) to such transfer. Allegion shall cause the Allegion Entity that is sponsor and administrator of the Allegion Canada DC Pension Plan to take all steps required by any applicable Laws (including to provide any notice required by any applicable Laws to the Canadian Pension Plan Members, within the period of time required by any applicable Laws) to give effect to, and to obtain all necessary approvals to implement, the transfer of assets from the Canadian DC Pension Plan to the Allegion Canada DC Pension Plan as contemplated by this Section 14.5.
ARTICLE XV
GENERAL PROVISIONS
Section 15.1.    Preservation of Rights to Amend. The rights of each member of the IR Group and each member of the Allegion Group to amend, waive, or terminate any Benefit Plan shall not be limited in any way by this Agreement.
Section 15.2.    Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Distribution Agreement, including Section 3.3(e) of this Agreement and Section 7.6 of the Distribution Agreement.
Section 15.3.    Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, on and after the Effective Time, Allegion shall assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against IR or any member of the IR Group by any Allegion Group Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of any member of the Allegion Group after the Effective Time. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both IR Group Employees (or Former IR Group Employees) and Allegion Group Employees (or Former Allegion Group Employees) and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Distribution Agreement shall apply with respect to each Party’s indemnification obligations under this Section 15.3.
Section 15.4.    Reimbursement and Indemnification. Each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification or except as otherwise provided in the Transition Services Agreement, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective IR and Allegion Welfare Plans, 401(k) plans, savings plans, retirement plans, Benefit Plans, and pension plans and, as contemplated by Section 12.1, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by Allegion pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by IR pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Distribution Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the Allegion Group to pay or reimburse to any member of the IR Group any benefit-related cost item that a member of the Allegion Group has paid or reimbursed to any member of the IR Group prior to the Effective Time; and (ii) no provision of this Agreement shall require any member of the IR Group to pay or reimburse to any member of the Allegion Group any benefit-related cost item that a member of the IR Group has paid or reimbursed to any member of the Allegion Group prior to the Effective Time.
Section 15.5.    Costs of Compliance with Agreement. Except as otherwise provided in this Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.
Section 15.6.    Fiduciary Matters. IR and Allegion each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 15.7.    Entire Agreement. This Agreement, together with the documents referenced herein (including the Distribution Agreement and the Benefit Plans), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Distribution Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.
Section 15.8.    Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Except as otherwise specified herein, nothing in this Agreement is intended to amend any Benefit Plan or affect the applicable plan sponsor’s right to amend or terminate any Benefit Plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.
Section 15.9.    Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by an authorized person of the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.
Section 15.10.    Remedies Cumulative. All rights and remedies existing under this Agreement or the schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.
Section 15.11.    Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.
Section 15.12.    Counterparts. This Agreement, including the schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 15.13.    Severability. If any term or other provision of this Agreement or the schedules attached hereto is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
Section 15.14.    Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York, including all matters of validity, construction, effect, enforceability, performance, and remedies.
Section 15.15.    Dispute Resolution. The procedures for negotiation and binding arbitration set forth in Article VIII of the Distribution Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.
Section 15.16.    Performance. Each of IR and Allegion shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the IR Group and any member of the Allegion Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.
Section 15.17.    Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.
Section 15.18.    Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect and shall be void ab initio.
Section 15.19.    Code Sections 162(m) and 409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), IR and Allegion agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of any supplemental or non-qualified deferred compensation or long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of any supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.
Section 15.20.    Settlor Prerogatives Regarding Plan Dispositions. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to require Allegion to maintain an Allegion Benefit Plan for a specific period of time, or into perpetuity, and further, nothing herein shall be construed to inhibit or otherwise interfere with Allegion’s ability to terminate an Allegion Benefit Plan, so long as the termination of an Allegion Benefit Plan that is intended to be qualified under Section 401(a) of the Code does not jeopardize the tax-qualified status of the Allegion Benefit Plan.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.
INGERSOLL RAND PLC

By: /s/ Michael W. Lamach
Name: Michael W. Lamach
Title: Chairman, President and Chief Executive Officer

ALLEGION PLC

By: /s/ Barbara A. Santoro
Name: Barbara A. Santoro
Title: Senior Vice President, General Counsel and Secretary